CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated November 27, 1995 included in Pioneer India Fund's 1995 Annual Report (and to all references to our firm) included in or made a part of the Pioneer India Fund Post-Effective Amendment No. 3 and Amendment No. 5 to Registration Statement File Nos. 33-77472 and 811-8468, respectively.




                                         /S/ARTHUR ANDERSEN LLP
                                         ARTHUR ANDERSEN LLP




Boston, Massachusetts
February 26, 1996